Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement (Form S-3 No. 333-211738) of EQT GP Holdings, LP pertaining to the registration of Common Units Representing Limited Partner Interests, and

•                  Registration Statement (Form S-8 No. 333-204193) pertaining to the EQT GP Services, LLC 2015 Long-Term Incentive Plan;

of our report dated February 15, 2018, with respect to the consolidated financial statements of Rice Midstream Partners LP, which are incorporated by reference in this Current Report (Form 8-K) of EQT GP Holdings, LP filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
July 23, 2018